Exhibit 99.1

Contact:

Grant Fitzwilliam, CFO - (305) 375-8005 or gfitzwilliam@answerthink.com

Answerthink Acquires Global Working Capital

Management Leader REL Consultancy Group

Acquisition Further Expands The Hackett Group’s Enterprise Best Practices

Intellectual Capital and Advisory Offerings and Global Reach

Expands Hackett offerings into supply chain management

MIAMI, FL – November 29, 2005 – Answerthink, Inc. (NASDAQ: ANSR) today announced that it acquired the REL Consultancy Group, a global leader in generating cash improvements from working capital and enterprise operations. REL’s offerings will be integrated into the service portfolio of The Hackett Group, a business process advisory firm and an Answerthink company.

The acquisition is expected to add approximately $35 million in annualized revenues to The Hackett Group and add approximately $0.04 to $0.08 to proforma earnings per share in 2006. Under the terms of the acquisition agreement, the total purchase price is expected to be approximately $32 million. Additionally, the Company will incur approximately $3 million in costs to exit REL lease obligations and for related severance. At close, approximately $21.5 million will be paid in cash and $2.7 million of restricted stock units will be issued. The remaining amounts due to sellers will be paid in January and May of 2006. In conjunction with the acquisition, the Company also announced that it plans to exit certain Answerthink lease facilities and incur other related expenses in order to further concentrate its presence in Atlanta where The Hackett Group is based. These moves will result in the Company recording a restructuring charge of approximately $4.5 to $6.5 million in the current quarter. The acquisition is expected to add $2 million in revenue to the current quarter and, excluding the restructuring charge, be neutral to proforma earnings per share.

REL is a UK-based advisory services organization that over the last 30 years has developed the premier global brand in working capital management advisory services. REL has enabled clients in more than 60 countries to free up over $25 billion through working capital optimization in the last 10 years alone. The REL capabilities will significantly expand Hackett’s best practices intellectual capital in key operational areas

Answerthink Acquires Global Working Capital Management Leader REL

including supply chain. Additionally, with approximately one-half of its revenues and associates located outside the U.S., REL significantly expands The Hackett Group’s service delivery and sales channel capabilities globally by adding a presence in France, Italy, Spain, and Singapore and further expanding the Company’s presence in the UK and German market places.

In conjunction with the acquisition, Hackett will be introducing a new Working Capital Executive Advisory Program that will offer clients access to REL intellectual property and strategic insight through executive-focused best practice research, peer interaction and on-demand advisor access to fully complement Hackett’s existing membership advisory offerings. The new Hackett Working Capital Executive Advisory Program will join Hackett’s existing array of World-Class Programs — premium-value, membership-based programs that offer clients a tailored mix of benchmarking services, on-demand advisor access, best practices research and peer learning opportunities.

“REL brings many strategic synergies to our organization,” said Answerthink Chairman and CEO Ted A. Fernandez. “In addition to a very talented group of associates, we are acquiring the leading global brand in working capital management, intellectual capital and data that expands our repository of empirically based best practices beyond SG&A, and significantly expanding our global reach. This is another key step in establishing The Hackett Group as the premier strategic advisory firm in the world.”

“In addition to its rich history in the credit-to-collection and procure-to-pay areas, REL will significantly expand our intellectual capital and capabilities in the supply chain area. Approximately 40% of REL’s 2005 revenues have been focused on client initiatives in the demand planning and inventory management areas covered through their forecast-to-fulfill offerings.”

According to REL CEO Steve Payne, “Across the Fortune 1000, Hackett has proven itself to be a powerful force for change, helping thousands of companies improve the return on their SG&A spend. Our combined ability to assist a client to free cash flow through both operational gains and working capital improvements presents a compelling offer to executives seeking ways to create additional financial resources. Hackett has clearly demonstrated their value to the world’s most successful CEOs and their functional executives. We’re excited to be joining forces with The Hackett Group and Answerthink, and believe our combined offerings will further enhance our growth and our ability to help clients generate sustainable enterprise value.”

At 8:45 A.M. ET on Wednesday, November 30, 2005, the senior management of Answerthink and REL will host a conference call to discuss the acquisition.

The number for the conference call is (877) 951-7311, [Passcode: Answerthink]. For International callers, please dial toll free: France 080-511-1419, Germany 0800-216-1604, Italy 800-906-410, The Netherlands 0800-023-4478, Singapore 800-120-4055, Spain 800-099-269, United Kingdom 0800-018-0764, US International Toll (210) 795-0466.

Answerthink Acquires Global Working Capital Management Leader REL

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 12:00 P.M. ET on Wednesday, November 30, 2005 and will run through 12:00 P.M. ET on Wednesday, December 14, 2005. To access the rebroadcast, please dial (866) 856-0206. For International callers, please dial (203) 369-4993.

In addition, Answerthink will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.answerthink.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 12:00 P.M. ET on Wednesday, November 30, 2005 and will run through 12:00 P.M. ET on Wednesday, December 14, 2005. To access the call, visit http://www.answerthink.com or http://www.streetevents.com.

About Answerthink

Answerthink, Inc. (www.answerthink.com) is a leading business and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, Answerthink’s business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink’s capabilities include benchmarking, business transformation, business applications, business intelligence, and offshore application development and support. Founded in 1997, Answerthink has offices throughout the United States and in Europe and India.

About The Hackett Group

The Hackett Group (www.thehackettgroup.com), a business process advisory firm and an Answerthink company, is a world leader in best practice research, benchmarking and advisory services that empower executives to achieve world-class enterprise performance. Only The Hackett Group empirically defines world-class performance in sales, general and administrative (SG&A) and supply chain activities with analysis gained through 3,300 benchmark studies over 13 years at nearly 2,000 of the world’s leading companies.

The foundation of Hackett’s benchmarks, transformation services, and membership-based advisory programs is our proprietary database of Hackett-CertifiedSM Practices. These approaches are proven to correlate with superior performance metrics. This unparalleled knowledge repository enables Hackett business advisors to provide data, advice, and strategic insight with a level of integrity and authority available nowhere else. As of this writing, Hackett clients comprise 96 percent of the Dow Jones Industrials, 77 percent of the Fortune 100 and 92 percent of the Dow Jones Global Titans Index.

About REL

REL is a global leader in generating cash improvements from working capital and enterprise operations. Through improving cash flow, reducing costs and increasing service quality, REL enables clients to liberate cash from balance sheets. For more than

Answerthink Acquires Global Working Capital Management Leader REL

30 years, REL’s expertise and detailed implementation approach has released over $25 billion in cash for clients; creating the financial resources to fund acquisitions, new product development, accelerate growth and invest in strategic activities that yield competitive advantage. Through our focused expertise in financial advisory services, we target a 10 times return on investment of any project. Our practical, collaborative approach enables REL’s experienced advisors to move rapidly through diagnosis, analysis and design to the important task of implementing improvements yielding both quick wins and sustainable financial benefits.

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Hackett-Certified is a service mark of The Hackett Group.

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause Answerthink’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, the ability of the products and services mentioned in this release to deliver the desired affect, our ability to effectively integrate this acquisition into our operations, our ability to attract additional business, our ability to effectively market and sell the Hackett Working Capital Executive Advisory Program and other new services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees (including key REL employees), possible changes in collections of accounts receivable, risks of competition, price and margin trends, changes in general economic conditions and interest rates as well as other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.